EXHIBIT 32.1

CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Stewart & Stevenson LLC’s (the “Company”) Quarterly Report on Form 10-Q for the period ended November 3, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer certifies that to my knowledge:

1.                                     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

December 14, 2012

By:	/S/ STEVE FULGHAM
Steve Fulgham
Chief Executive Officer